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                                 TELEDYNE, INC.
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                (Name of Registrant as Specified In Its Charter)

                                 TELEDYNE, INC.
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                            [Logo]TELEDYNE, INC.

NEWS RELEASE

FOR IMMEDIATE RELEASE             Contact: Rosanne O'Brien
                                           Teledyne, Inc.
                                           310/551-4265

                                           Fred Spar/Adam Weiner
                                           Kekst and Company
                                           212/593-2655


                TELEDYNE ISSUES STATEMENT

LOS ANGELES, CALIFORNIA, APRIL 3, 1995 -- Teledyne, Inc. (NYSE: TDY) noted today that WHX has abandoned its effort to gain control of the Teledyne Board of Directors. WHX now seeks to elect only two nominees to the Teledyne Board. The fact is, WHX still has a clear conflict of interest: its objective is not the best value for Teledyne shareholders.
Its objectives is to buy Teledyne at the lowest possible price for the benefit of WHX shareholders.

Regardless of the number of nominees, WHX's motive is transparent -- get the inside track to buy Teledyne on its terms, not to get the best outcome for Teledyne shareholders. The WHX directors would be ineffectual on the Teledyne Board since they could not meaningfully participate in the review of options to sell the Company due to their conflict position and can add nothing for Teledyne shareholders.

The current Teledyne directors have a substantial financial stake in the future of Teledyne. They have only one motive:
the best outcome for all Teledyne shareholders.

The Company is committed to determine whether a sale of Teledyne or other transaction will achieve better value for Teledyne shareholders than execution of its business plans. The Company is soliciting other bona fide offers, and is committed to proceeding with this process carefully and expeditiously to maximize value for all Teledyne shareholders.

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